UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARBINET-THEXCHANGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY STATEMENT

The “Security Ownership of Certain Beneficial Owners and Management” table on page 10 of our definitive proxy statement, originally filed with the Securities and Exchange Commission on July 23, 2007, erroneously identified the percent of common stock of Arbinet-thexchange, Inc. (the “Company”) beneficially owned by AMVESCAP PLC and related entities (“AMVESCAP”) and Lampe, Conway & Co., LLC and related entities (“Lampe Conway”) as of the date of the applicable filings made by AMVESCAP and Lampe Conway with the Securities and Exchange Commission. Specifically, the table listed AMVESCAP as beneficially owning 9.44% of our common stock, whereas the correct number is 13.61%, and listed Lampe Conway as owning 7.04% of our common stock, whereas the correct number is 5.1%. A corrected table is set forth below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise stated, the following table sets forth certain information as of July 13, 2007 with respect to holdings of our common stock by (1) each person known by us to beneficially own more than 5% of the total number of shares of each class of common stock outstanding as of such date, (2) each of our directors, (3) each of our named executive officers, and (4) all directors and executive officers as a group. This information is based upon information furnished to us by each such person and/or based upon public filings with the Securities and Exchange Commission. Unless otherwise indicated, the address for the individuals below is our address.

The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of July 13, 2007 through the exercise of any warrant, stock option or other right. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Holders of more than 5% of our voting securities:

AMVESCAP PLC and related entities	3,503,641	(2)	13.61%
30 Finsbury Square London EC2A 1AG England

Karen Singer	2,429,599	(3)	9.44%
212 Vaccaro Drive Cresskill, New Jersey 07626

Lampe, Conway & Co., LLC and related entities	1,310,742	(4)	5.10%
680 Fifth Avenue Suite 1202 New York, New York 10019

Greywolf Advisors LLC and related entities	1,539,839	(5)	6.00%
4 Manhattenville Road, Suite 201 Purchase, New York 10577

J.P. Morgan Partners (23A SBIC), L.P.	1,106,056	(6)	4.30%
J.P. Morgan SBIC LLC	330,084	(6)	1.28%
Sixty Wall Street SBIC Fund L.P.	88,223	(6)	0.33%
1221 Avenue of the Americas New York, New York 10020

Directors and Executive Officers:

Roger H. Moore	27,666	(7)	*
John B. Wynne, Jr.	36,458	(8)	*
Peter P. Sach	282,238	(9)	*
W. Terrell Wingfield, Jr.	40,105	10)	*
Chi K. Eng	114,306	11)	*
Peter F. Pastorelle	69,285	12)	*
J. Curt Hockemeier	1,226,543	(13)	4.80%
John J. Roberts	—		—
Robert C. Atkinson	42,126	(14)	*
Michael J. Donahue	26,499	(15)	*
Stanley Kreitman	2,000	(16)	*
Alex Mashinsky	1,468,182	(17)	5.74%
Shawn F. O’Donnell	—		—
John B. Penney, Jr.	1,000	(18)	*
Michael J. Ruane	39,625	(19)	*
Jill Thoerle	4,800	(20)	*
All directors and executive officers as a group (12 persons)	2,039.984	(21)	7.83%

*	Represents beneficial ownership of less than one percent of common stock.
(1)	Our calculation of the percentage of shares beneficially owned by our directors and executive officers is based upon the number of shares of our common stock outstanding as of July 13, 2007 (25,559), plus for each listed beneficial owner, any shares of common stock that the listed beneficial owner has the right to acquire within 60 days after July 13, 2007. The percentage of shares beneficially owned by holders of 5% or more of our voting securities is based on the information in the applicable filings with the Securities and Exchange Commission.
(2)	Based on information set forth in an Amendment No. 2 to Schedule 13G/A filed with the Securities and Exchange Commission under the Exchange Act on February 14, 2007. Consists of (a) 3,336,241 shares of common stock held by INVESCO Asset Management Limited and (b) 167,400 shares of common stock held by INVESCO Management Ireland Limited. Each of INVESCO Asset Management Limited and INVESCO Management Ireland Limited are subsidiaries of AMVESCAP PLC. AMVESCAP PLC, through its subsidiaries, provides investment management services to institutional and individual investors worldwide. Executive officers and directors of AMVESCAP PLC or its subsidiaries may beneficially own shares of the Company’s common stock to which the Amendment No. 2 to Schedule 13G/A relates and such shares are not reported in the Amendment No. 2 to Schedule 13G/A. AMVESCAP PLC and its subsidiaries disclaim beneficial ownership of shares of the Company’s common stock owned by any of its executive officers and directors.
(3)	Based on information set forth in Amendment No. 4 to Schedule 13D/A filed with the Securities and Exchange Commission under the Exchange Act on June 19, 2007. Ms. Singer has sole dispositive and voting power with respect to the shares as the trustee of the Singer Children’s Management Trust.
(4)	Based on information set forth in the Schedule 13G filed with the Securities and Exchange Commission under the Exchange Act on May 31, 2007.
(5)

Based on information set forth in Schedule 13D filed with the Securities and Exchange Commission under the Exchange Act on July 16, 2007. Consists of 455,576 held directly by Greywolf Capital Partners II LP (“Greywolf Capital II”) and 1,084,263 held by Greywolf Capital Overseas Fund (“Greywolf Overseas,” and together with Greywolf Capital II, the “Greywolf Funds”). Greywolf Advisors LLC (the “General Partner”), as general partner to Greywolf Capital II, may be deemed to be the beneficial owner of all such shares owned by Greywolf Capital II. Greywolf Capital Management LP (the “Investment Manager”), as investment manager of the Greywolf Funds, may be deemed to be the beneficial owner of all such shares owned by the Greywolf Funds. Greywolf GP LLC (the “Investment Manager General Partner”), as general partner of the Investment Manager, may be deemed to be the beneficial owner of all such Shares owned by the Greywolf Funds. Jonathan Savitz, as the senior managing member of the General Partner and as the sole managing member of the Investment Manager General Partner, may be deemed to be the beneficial owner of all such Shares owned by the Greywolf Funds. Each of the General Partner, the Investment Manager, the Investment Manager General Partner and Mr. Savitz have disclaimed any beneficial ownership of any such Shares. The address for Greywolf Overseas is Queensgate House, South Church Street, P.O. Box 1234, George Town, Grand Cayman.

(6)	Based on information set forth in Amendment 2 to Schedule 13G/A filed with the Securities and Exchange Commission under the Exchange Act on February 14, 2007. Consists of (a) 1,106,056 shares of common stock held by J.P. Morgan Partners (23A SBIC), L.P., (b) 330,084 shares of common stock held by J.P. Morgan SBIC, LLC, and (c) 84,223 shares of common stock held by Sixty Wall Street SBIC Fund, L.P. The general partner of J.P. Morgan Partners (23A SBIC), L.P. (“JPMP-23A SBIC”), is J.P. Morgan Partners (23A SBIC Manager), Inc. (“JPM-23A Manager”), a wholly owned subsidiary of JPMorgan Chase Bank (“JPM Bank”). The sole member of J.P. Morgan SBIC LLC (“JPM-SBIC”) is JP Morgan SBIC Holdings, LLC (“JPM-Holdings”), the sole member of which is J.P. Morgan Capital, L.P. (“JPM-Capital”), the general partner of which is J.P. Morgan Capital Management Company, L.P. (“JPM-Management LP”), the general partner of which is J.P. Morgan Capital Management Company, L.L.C (“JPM-Management LLC”). The general partner of Sixty Wall Street SBIC Fund, L.P. (“60WS-SBIC”), is Sixty Wall Street SBIC Corporation (“60WS-Corp”), a wholly owned subsidiary of Sixty Wall Street Fund, L.P. (“60WS-Fund”), the general partner of which is Sixty Wall Street Management Company, L.P. (“60WS-Management LP”), and the general partner of which is Sixty Wall Street Management Company, LLC (“60WS-Management LLC”). The sole member of JPM-Management LLC and the sole stockholder of 60WS-Management LLC is J.P. Morgan Investment Partners, L.P. (“JPMIP”), of which JPMP Capital LLC (“JPMP Capital”) is the general partner. Each of JPM Bank and JPMP Capital is a wholly owned subsidiary of J.P. Morgan Chase & Co. (“JPMC”), a publicly traded company. Each of JPM-23A Manager, JPM-Holdings, JPM-Capital, JPM-Management LP, JPM-Management LLC. 60WS-Corp, 60WS-Fund, 60S-Management LP, 60S-Management LLC, JPMIP, JPMP Capital, JPM Bank, and JPMC may be deemed beneficial owners of the shares held by JPMP-23A SBIC, JPM-SBJC and 60S-SBIC, however, each disclaims beneficial ownership except to the extent of its pecuniary interest.
(7)	Consists of (a) 17,666 shares of common stock which Mr. Moore has the right to acquire within 60 days after July 13, 2007, and (b) 10,000 shares of restricted common stock held by Mr. Moore, of which 5,667 shares are unvested.
(8)	Consists of 36,458 shares of common stock which Mr. Wynne has the right to acquire within 60 days after July 13, 2007.
(9)	Consists of (a) 269,895 shares of common stock which Mr. Sach has the right to acquire within 60 days after July 13, 2007, (b) 9,686 shares of common stock held by Mr. Sach, and (c) 7,500 shares of restricted common stock held by Mr. Sach, all of which are unvested.
(10)	Consists of 40,105 shares of common stock which Mr. Wingfield has the right to acquire within 60 days after July 13, 2007.
(11)	Consists of (a) 97,812 shares of common stock which Mr. Eng has the right to acquire within 60 days after July 13, 2007, and (b) 16,494 shares of common stock held by Mr. Eng.
(12)	Consists of (a) 56,982 shares of common stock which Mr. Pastorelle has the right to acquire within 60 days after July 13, 2007, (b) 1,367 shares of common stock held by Mr. Pastorelle, and (c) 8,783 shares of restricted common stock held by Mr. Pastorelle, all of which shares are unvested.
(13)	Includes (a) 353,425 shares of common stock which Mr. Hockemeier has the right to acquire within 60 days after July 13, 2007, (b) 762,774 shares of common stock owned by Mr. Hockemeier, (c) 44,319 shares of common stock which Mr. Hockemeier holds jointly with his spouse; (d) 21,875 shares of common stock held by the William T. Hockemeier Irrevocable Trust, (e) 21,875 shares of common stock held by the Beverly G. Hockemeier Irrevocable Trust, (f) 21,875 shares of common stock held by the Abby S. Hockemeier Irrevocable Trust, and (g) 400 shares of common stock held by Mr. Hockemeier’s spouse.
(14)	Includes (a) 26,626 shares of common stock which Mr. Atkinson has the right to acquire within 60 days of July 13, 2007, and (b) 15,500 shares of common stock owned by Mr. Atkinson.
(15)	Consists of (a) 19,499 shares of common stock which Mr. Donahue has the right to acquire within 60 days after July 13, 2007 and (b) 7,000 shares of restricted common stock held by Mr. Donahue, all of which shares are unvested.
(16)	Consists of 2,000 shares of restricted common stock held by Mr. Kreitman, all of which shares are unvested.
(17)

Based in part on information set forth in (a) Amendment No. 4 to Schedule 13D filed with the Securities and Exchange Commission under the Exchange Act on July 16, 2006, filed by Mr. Mashinsky, Governing

Dynamics Investments, LLC (“Governing Dynamics”), of which Mr. Mashinsky is the sole member and manager, Thai Lee, and the Thai Lee 2003 GRAT Agreement A (the “Lee Trust”), and (b) Schedule 13D filed with the Securities and Exchange Commission under the Exchange Act on June 14, 2007 by Thai Lee and the Lee Trust (the “Lee Schedule 13/D”). Consists of: (a) 2,000 shares of restricted common stock held by Mr. Mashinsky, all of which shares are unvested, (b) 20,320 shares of common stock held by Mr. Mashinsky, (c) 22,999 shares of common stock which Mr. Mashinsky has the right to acquire within 60 days of July 13, 2007, and (d) 1,424,863 shares of common stock held by Governing Dynamics, whose business address is 510 Berkley Square, Memphis, Tennessee 38120. Each reporting person disclaims beneficial ownership of the shares of common stock owned by each other reporting person, except Mr. Mashinsky does not disclaim beneficial ownership of the shares of common stock held by Governing Dynamics. Mr. Mashinsky has entered into certain loan, pledge and profit sharing arrangements (collectively, the “Loan Documents”) with Ms. Thai Lee and the Lee Trust pursuant to which, among other things, an aggregate of 1,424,863 shares of common stock owned by Mr. Mashinsky and Governing Dynamics have been pledged to Ms. Lee and the Lee Trust. The business address for Ms. Lee and the Lee Trust is c/o Software House International, Inc., 2 Riverview Drive, Somerset, New Jersey 08873. On June 7, 2007, Ms. Lee and the Lee Trust declared a default under the Loan Documents.

(18)	Consists of 1,000 shares of restricted common stock held by Mr. Penney, all of which shares are unvested.
(19)	Consists of (a) 17,000 shares of common stock which Mr. Ruane has the right to acquire within 60 days of July 13, 2007, (b) 15,625 shares of common stock owned by Mr. Ruane, and (c) 7,000 shares of restricted common stock held by Mr. Ruane, of which 4,666 shares are unvested.
(20)	Consists of (a) 1,800 shares of common stock held by Ms. Thoerle, and (b) 3,000 shares of restricted common stock held by Ms. Thoerle, all of which shares are unvested.
(21)	See footnotes 7 through 20 above, but not footnotes 11 and 13.

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